      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002
                           REGISTRATION NO. 333-61232

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                     -------------------------------------
                            (State of Incorporation)

                                   62-0721803
        ---------------------------------------------------------------
                      (IRS Employer Identification Number)

                              55 E. CAMPERDOWN WAY
                                  P.O. BOX 1028
                        GREENVILLE, SOUTH CAROLINA 29602
        ---------------------------------------------------------------
           (Address of Principal Executive Offices)

                   BOWATER INCORPORATED/COATED PAPERS AND PULP
                    DIVISION HOURLY EMPLOYEES' SAVINGS PLAN
--------------------------------------------------------------------------------
                                (Full Title of the Plan)

                           ANTHONY H. BARASH, ESQUIRE
       SR. VICE PRESIDENT-CORPORATE AFFAIRS, GENERAL COUNSEL AND SECRETARY
                              BOWATER INCORPORATED
                      55 E. CAMPERDOWN WAY, P.O. BOX 1028,
                        GREENVILLE, SOUTH CAROLINA 29602
                                 (864) 271-7733
--------------------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)



         This Post-Effective Amendment to Registration Statement No. 333-61232 shall become effective automatically upon the date of filing in accordance with
Section 8(a) of the Securities Act and Rules 456 and 464 promulgated thereunder.

                             TERMINATION OF OFFERING



         Bowater Incorporated (the "Registrant") has registered 600,000 shares of the Registrant's Common Stock, $1.00 par value ("Common Stock") on Form S-8 (Registration No. 333-02989) relating to the Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan (the "Plan"). Pursuant to Form S-8 (General Instruction E) (Registration Nos. 333-41475, 333-84171 and 333-61232), the Registrant increased the number of shares available for issuance under the Plan by registering an additional 4,900,000 total shares. Therefore, the Registrant has registered an aggregate number of 5,500,000 shares for issuance under the Plan.

         Effective as of December 31, 2001, the Registrant merged the Plan into and with the Bowater Incorporated Savings Plan (formerly named the Bowater Incorporated Salaried Employees' Savings Plan) (the "BI Savings Plan") pursuant to its amendment authority under the Plan, and participants in the Plan became participants in the BI Savings Plan.

         In connection with this merger, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the securities previously registered which remain unsold at the termination of the offering. Simultaneously with the filing of this Amendment, the Registrant has carried over to the BI Savings Plan 1,577,533 shares of Common Stock and Participation Interests remaining as of the termination of the offering under the Plan by filing a Form S-8 (General Instruction E) for the BI Savings Plan.

ITEM 8.  EXHIBITS

         The Registrant and the Plan hereby files the following exhibit as part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-61232.

              No:     Exhibit:
              --      -------

              4.1 Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan, As Amended and Restated Effective as of January 1, 1997.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May 30, 2002.

                                        BOWATER INCORPORATED
                                        (Registrant)



                                        By: /s/ Arnold M. Nemirow
                                           -------------------------------------
                                           Arnold M. Nemirow
                                           Chairman, President and Chief
                                           Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                         TITLE                                    DATE
/s/ Arnold M. Nemirow
-------------------------------         Chairman of the Board, President and Chief Executive         May 30, 2002
Arnold M. Nemirow                       Officer (principal executive officer)

/s/ David G. Maffucci
-------------------------------         Senior Vice President and Chief Financial Officer            May 30, 2002
David G. Maffucci                       (principal financial officer)

/s/ Michael F. Nocito
-------------------------------         Vice President and Controller                                May 30, 2002
Michael F. Nocito                       (principal accounting officer)


          *                             Director                                                     May 30, 2002
------------------------------
Francis J. Aguilar


          *                             Director                                                     May 30, 2002
------------------------------
Richard Barth


          *                             Director                                                     May 30, 2002
------------------------------
Cinda A. Hallman

              SIGNATURE                                         TITLE                                    DATE
          *                             Director                                                     May 30, 2002
------------------------------
Charles J. Howard


          *                             Director                                                     May 30, 2002
------------------------------
James L. Pate


          *                             Director                                                     May 30, 2002
------------------------------
John A. Rolls


          *                             Director                                                     May 30, 2002
------------------------------
Arthur R. Sawchuk


         *Anthony H. Barash, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, which were filed by the Registrant and the Plan on Form S-8 (General Instruction E) (Registration No. 333-61232), and are hereby incorporated by reference.

                                        By: /s/ Anthony H. Barash
                                           -------------------------------------
                                           Anthony H. Barash,
                                           Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May 30, 2002.

                                        BOWATER INCORPORATED/COATED PAPERS AND
                                        PULP DIVISION HOURLY EMPLOYEES' SAVINGS
                                        PLAN
                                        (Plan)



                                        By: /s/ Aaron Whitlock
                                           -------------------------------------
                                           Aaron Whitlock,
                                           Plan Administrator